UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2012

DILMAX CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-175525	99-0365611
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

2360 Corporate Circle Suite 400
Henderson, Nevada 89074
(Address of principal executive offices, including zip code)

(855) 436-2427
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 6, 2012, the consummated an Agreement and Plan of Merger (the “Agreement”) with iBreathe, Inc., a Minnesota corporation (“iBreathe”) whereby iBreathe merged with and into the Registrant (the “Merger”) in exchange for an aggregate of 6,009,898 shares (the “Merger Shares”) of the Company’s newly issued shares of common stock, par value $.001 per share (the Common Stock”).

In connection with the Merger entered into an exclusive licensing agreement with O’Malley Lifestyle, Inc. a holding company and provider of services of online, social media, marketing, education and products developed by Genie O’Malley, the Registrant’s sole officer and director. Further, the Registrant amended its Articles of Incorporation to (i) change its name to Living Breath Project Inc., (ii) increase the number of its authorized shares of capital stock from 75,000,000 to 210,000,000 shares of which (a) 200,000,000 shares were designated common stock, par value $0.001 per share and (b) 10,000,000 were designated “blank check” preferred stock, par value $0.001 per share, and (iii) effected a three-for-one forward-split of its Common Stock for shareholders of record as of October 11, 2012.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth in Item 1.01 is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DILMAX CORP.

Date: November 7, 2012	By: /s/ Genie, O’Malley
Name: Genie O’Malley
Title: Chief Executive Officer

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Articles of Incorporation